Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS  RESULTS FOR Q2 2014

Plano, TX, August 5, 2014 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2014.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2014 were $717.9 million. For the three months ended June 30, 2014, admissions revenues were $455.7 million and concession revenues were $226.5 million.  Average ticket price increased 2.1% to $6.46 and concession revenues per patron increased 2.9% to $3.21 during the three months ended June 30, 2014.

Adjusted EBITDA for the three months ended June 30, 2014 was $169.4 million compared to $178.0 million for the three months ended June 30, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2014 was approximately $71.7 million compared to $20.3 million for the three months ended June 30, 2013.  Diluted earnings per share for the three months ended June 30, 2014 was $0.62 compared to $0.18 for the three months ended June 30, 2013. Net income for the three months ended June 30, 2013 included a loss on early retirement of debt of approximately $72.3 million, before income taxes.

“The second quarter of 2014 was up against a record-breaking 2013,” stated Tim Warner, Cinemark’s Chief Executive Officer.  “Regardless of the difficult comparisons of prior year, Cinemark’s second quarter worldwide admissions revenues outperformed the North American industry by approximately 460 basis points, marking 21 out of 22 consecutive quarters of outperformance on a currency adjusted basis.”

Cinemark Holdings, Inc.’s revenues for the six months ended June 30, 2014 increased 3.7% to $1,320.2 million from $1,273.4 million for the six months ended June 30, 2013. During the six months ended June 30, 2014, admissions revenues increased 2.8% to $836.6 million and concession revenues increased 4.6% to $419.5 million. Average ticket price increased 1.9% to $6.34 and concession revenues per patron increased 3.6% to $3.18 during the six months ended June 30, 2014.

Adjusted EBITDA for the six months ended June 30, 2014 was $297.9 million compared to $294.3 million for the six months ended June 30, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2014 was $107.2 million compared to $52.9 million for the six months ended June 30, 2013.  Diluted earnings per share for the six months ended June 30, 2014 was $0.93 compared to $0.46 for the six months ended June 30, 2013.  Net income for the six months ended June 30, 2013 included a loss on early retirement of debt of approximately $72.3 million, before income taxes.

On June 30, 2014, the Company’s aggregate screen count was 5,609. As of June 30, 2014, the Company had signed commitments to open nine new theatres and 96 screens by the end of 2014 and open 14 new theatres with 134 screens subsequent to 2014.

Conference Call/Webcast — Today at 8:30 AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 488 theatres with 5,609 screens in 40 U.S. states, Brazil, Argentina and 11 other Latin American countries as of June 30, 2014. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2014 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Statement of income data:
Revenues
Admissions	$455,726	$464,483	$836,640	$813,897
Concession	226,417	228,746	419,440	401,142
Other	35,720	32,393	64,063	58,356
Total revenues	717,863	725,622	1,320,143	1,273,395
Cost of operations
Film rentals and advertising	249,198	257,435	449,855	437,427
Concession supplies	35,336	37,021	65,389	65,021
Facility lease expense	80,647	76,124	159,004	145,742
Other theatre operating expenses	148,512	143,445	288,795	270,666
General and administrative expenses	39,717	40,546	79,089	78,325
Depreciation and amortization	43,881	38,734	86,377	77,766
Impairment of long-lived assets	430	1,101	784	1,945
(Gain) loss on sale of assets and other	3,276	(2,801)	6,129	(3,143)
Total cost of operations	600,997	591,605	1,135,422	1,073,749
Operating income	116,866	134,017	184,721	199,646
Interest expense (1)	(28,286)	(34,458)	(56,766)	(67,064)
Distributions from NCM	1,180	1,693	10,677	7,796
Loss on early retirement of debt	—	(72,302)	—	(72,302)
Other income	6,455	609	14,141	5,163
Income before income taxes	96,215	29,559	152,773	73,239
Income taxes	24,081	8,722	44,943	19,340
Net income	$72,134	$20,837	$107,830	$53,899
Less: Net income attributable to noncontrolling interests	403	572	656	1,040
Net income attributable to Cinemark Holdings, Inc.	$71,731	$20,265	$107,174	$52,859
Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.62	$0.18	$0.93	$0.46
Diluted	$0.62	$0.18	$0.93	$0.46

Weighted average diluted shares outstanding	114,961	114,387	114,814	114,210

Other financial data:
Adjusted EBITDA (2)	$169,355	$178,024	$297,910	$294,280

(1)                     Includes amortization of debt issue costs.

(2)                     Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	June 30,	December 31,
	2014	2013
Balance sheet data:
Cash and cash equivalents	$578,141	$599,929
Theatre properties and equipment, net	$1,445,626	$1,427,190
Total assets	$4,116,472	$4,144,163
Long-term debt, including current portion	$1,827,833	$1,832,800
Equity	$1,156,421	$1,102,417

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Other operating data:
Attendance (patrons):
Domestic	46,452	46,889	87,052	81,557
International	24,036	26,463	44,954	49,214
Worldwide	70,488	73,352	132,006	130,771

Average ticket price (in dollars):
Domestic	$7.20	$7.16	$7.09	$6.99
International	$5.04	$4.85	$4.88	$4.95
Worldwide	$6.46	$6.33	$6.34	$6.22

Concession revenues per patron (in dollars):
Domestic	$3.67	$3.50	$3.63	$3.46
International	$2.33	$2.43	$2.30	$2.42
Worldwide	$3.21	$3.12	$3.18	$3.07

Average screen count (month end average):
Domestic	4,452	4,181	4,457	4,068
International	1,145	1,349	1,133	1,341
Worldwide	5,597	5,530	5,590	5,409

Segment Information

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues
U.S.	$524,485	$517,109	$969,405	$883,472
International	196,881	211,879	357,073	396,072
Eliminations	(3,503)	(3,366)	(6,335)	(6,149)
Total revenues	$717,863	$725,622	$1,320,143	$1,273,395
Adjusted EBITDA (1)
U.S.	$120,871	$128,697	$214,411	$208,775
International	48,484	49,327	83,499	85,505
Total Adjusted EBITDA	$169,355	$178,024	$297,910	$294,280
Capital expenditures
U.S.	$30,483	$29,631	$60,795	$35,787
International	19,274	23,868	41,768	54,601
Total capital expenditures	$49,757	$53,499	$102,563	$90,388

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$72,134	$20,837	$107,830	$53,899
Income taxes	24,081	8,722	44,943	19,340
Interest expense	28,286	34,458	56,766	67,064
Loss on early retirement of debt	—	72,302	—	72,302
Other income	(6,455)	(609)	(14,141)	(5,163)
Depreciation and amortization	43,881	38,734	86,377	77,766
Impairment of long-lived assets	430	1,101	784	1,945
(Gain) loss on sale of assets and other	3,276	(2,801)	6,129	(3,143)
Deferred lease expenses - theatres (2)	485	191	1,040	59
Deferred lease expenses — DCIP equipment (3)	(236)	1,022	808	2,044
Amortization of long-term prepaid rents (2)	407	729	785	1,379
Share based awards compensation expense (4)	3,066	3,338	6,589	6,788
Adjusted EBITDA (1)	$169,355	$178,024	$297,910	$294,280

(1)             Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)             Non-cash expense included in facility lease expense.

(3)             Non-cash expense included in other theatre operating expenses.

(4)             Non-cash expense included in general and administrative expenses.